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                                                               Exhibit 99.(a)(8)



                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------               --------------------------------------------------
                            Give the                                                     Give the EMPLOYER
                            SOCIAL SECURITY                                              IDENTIFICATION
For this type of account:   number of:                     For this type of account:     number of:
--------------------------------------------               --------------------------------------------------
1. An individual's account              The individual     6. A valid trust, estate,    The legal entity
                                                              or pension trust          (Do not furnish
2. Two or more individuals              The actual owner                                the identifying
   (joint account)                      of the account                                  number of the
                                        or, if combined                                 personal
                                        funds, the first                                representative
                                        individual on                                   or trustee
                                        the account(1)                                  unless the legal
                                                                                        entity itself is
3.   Custodian account of a             The minor(2)                                    not designated
     minor (Uniform Gift to                                                             in the account
     Minors Act)                                                                        title.)(4)

4.   a. The usual revocable             The grantor-       7. Corporate account         The corporation
        savings trust account           trustee(1)
        (grantor is also                                   8. Association, club,        The organization
        trustee)                                              religious, charitable,
                                                              educational or other
     b. So-called trust account         The actual            tax-exempt
        that is not a legal or          owner(1)              organization account
        valid trust under State
        law                                                9. Partnership account       The partnership

5.   Sole proprietorship                The owner(3)      10. A broker or registered    The broker or
     account                                                  nominee                   nominee

                                                          11. Account with the          The public
                                                              Department of             entity
                                                              Agriculture in the
                                                              name of a public
                                                              entity (such as a
                                                              State or local
                                                              government, school
                                                              district or prison)
                                                              that receives
                                                              agricultural program
                                                              payments
--------------------------------------------               --------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.
(4) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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How to Obtain a TIN

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Even if the payee does not provide a TIN in the manner required, you are not required to backup withhold on any payments you make if the payee is:

 . An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

 . The United States or any of its agencies or instrumentalities.

 . A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

 . A foreign government or any of its political subdivisions, agencies, or instrumentalities.

 . An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

 . A corporation.

 . A foreign central bank of issue.

 . A dealer in securities or commodities required to register in the United
   States, the District of Columbia, or a possession of the United States.

 . A real estate investment trust.

 . An entity registered at all times during the tax year under the Investment
   Company Act of 1940.

 . A common trust fund operated by a bank under section 584(a).

 . A financial institution.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441.

 . Payments to partnerships not engaged in a trade or business in the United
   States and that have at least one nonresident alien partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 . Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade of business and you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

 . Payments described in section 6049(b)(5) to nonresident aliens.

 . Payments on tax-free covenant bonds under section 1451.

 . Payments made by certain foreign organizations.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

   Certain payments, other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Wilfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.